Exhibit 10.37

Execution Version

TERMINATION AGREEMENT

This Termination Agreement, dated as of March 13, 2025 (the “Termination Agreement”), by and among Inflection Point Acquisition Corp. II, a Cayman Islands exempted company (the “Maker”) and Michael Blitzer (the “Payee” and together with the Maker, the “Parties” and each, a “Party”). Capitalized terms used, but not otherwise defined, herein shall have the respective meanings assigned to such terms in the Convertible Promissory Note (as defined below).

WHEREAS, the Maker issued a convertible promissory note to the Payee dated as of August 13, 2024 (the “Convertible Promissory Note”), pursuant to which the Maker may borrow up to $2,500,000 from the Payee upon delivery of a written request of the Maker related to ongoing expenses reasonably related to the business of the Maker and the consummation of a Business Combination, including the Business Combination with USA Rare Earth, LLC (“USARE”);

WHEREAS, pursuant to that certain Securities Purchase Agreement dated as of August 21, 2024, by and between USARE and the Payee (the “Class A SPA”), USARE has issued 122,549 Class A-2 convertible preferred units of USARE (excluding accrued and unpaid payment-in-kind interest) and a Class A preferred investor warrant to purchase up to 31,250 Class A units of USARE in exchange for the Payee’s promise to forgive, at the closing of the proposed Business Combination with USARE (the “Closing”), 50% of the then-outstanding balance of the Convertible Promissory Note;

WHEREAS, such 122,549 Class A-2 convertible preferred units of USARE, including accrued and unpaid payment-in-kind interest) will be converted into approximately 131,048 shares of 12% Series A Cumulative Convertible Preferred Stock of the Maker (such shares, the “Blitzer Conversion Preferred Shares”); and

WHEREAS, pursuant to a securities purchase agreement, dated as of August 21, 2024, as amended on January 22, 2025, by and among the Maker, the Payee and USARE (the “Series A SPA”), the Maker has agreed to issue at Closing, a number of shares of Series A Preferred Stock equal to the number of Blitzer Conversion Preferred Shares in exchange for the Payee’s forgiveness of the other 50% of the then-outstanding balance of the Convertible Promissory Note.

1. Forgiveness and Termination. Subject to the terms and conditions of this Termination Agreement, the Convertible Promissory Note is hereby terminated without further consideration other than the consideration noted below and all amounts owed by the Maker to the Payee thereunder are hereby forgiven in exchange for the consideration provided by the Class A SPA and the Series A SPA with immediate effect upon the Closing. From and after the Closing, the Convertible Promissory Note will be of no further force or effect, and all rights and obligations of each of the Parties thereunder shall terminate.

2. Representations and Warranties. Each Party hereby represents and warrants to the other Party that:

(a) It has the full right, power, and authority to enter into this Termination Agreement and to perform its obligations hereunder.

(b) The execution of this Termination Agreement by the individual whose signature is set forth at the end of this Termination Agreement on behalf of such Party, and the delivery of this Termination Agreement by such Party, have been duly authorized by all necessary action on the part of such Party.

(c) This Termination Agreement has been executed and delivered by such Party and (assuming due authorization, execution, and delivery by the other Parties hereto) constitutes the legal, valid, and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws and equitable principles related to or affecting creditors’ rights generally or the effect of general principles of equity.

(d) EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS SECTION 2 OF THIS TERMINATION AGREEMENT, (A) NO PARTY HERETO NOR ANY PERSON ON SUCH PARTY’S BEHALF HAS MADE OR MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WHATSOEVER, EITHER ORAL OR WRITTEN, WHETHER ARISING BY LAW, COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE OF TRADE OR OTHERWISE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED, AND (B) EACH PARTY HERETO ACKNOWLEDGES THAT, IN ENTERING INTO THIS TERMINATION AGREEMENT, IT HAS NOT RELIED UPON ANY REPRESENTATION OR WARRANTY MADE BY ANY OTHER PARTY, OR ANY OTHER PERSON ON SUCH OTHER PARTY’S BEHALF, EXCEPT AS SPECIFICALLY PROVIDED IN THIS SECTION 2.

3.  Miscellaneous.

(a) Notices. All notices and other communications given or made pursuant to this Termination Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the Party to be notified, (ii) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (iii) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications sent to the Maker shall be sent to: Inflection Point Acquisition Corp. II, 167 Madison Avenue, Suite 205, New York, New York 10016, Attn: Peter Ondishin, Chief Financial Officer, email: peter@inflectionpointacquisition.com, with a copy to the Maker’s counsel at: White & Case LLP, 1221 Avenue of the Americas, New York, New York 10020, Attn: Joel Rubinstein, Esq., email: joel.rubinstein@whitecase.com. All communications to the Payee shall be sent to the Payee’s address as set forth on the signature page of this Termination Agreement, or to such e-mail address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 3(a).

(b) Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the termination of the Convertible Promissory Note.

(c) Entire Agreement. This Termination Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the Parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the Parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(d) Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Termination Agreement are binding upon, and inure to the benefit of and are enforceable by, the Parties hereto and their respective successors. Nothing in this Termination Agreement, express or implied, is intended to confer upon any Person other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Termination Agreement, except as expressly provided in this Termination Agreement.

(e) Assignments. Except as otherwise specifically provided herein, no Party hereto may assign either this Termination Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

(f) Counterparts. This Termination Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(g) Headings. The section headings contained in this Termination Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Termination Agreement.

(h) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Termination Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

(i) Jurisdiction. Each Party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Termination Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of Delaware. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the Termination Agreement), and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such proceeding. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Termination Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any Party shall commence an action or proceeding to enforce any provisions of this Termination Agreement, then, the prevailing Party in such action or proceeding shall be reimbursed by the non-prevailing Party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(j) WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS TERMINATION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

(k) Amendments. This Termination Agreement may not be amended, modified or waived as to any particular provision except with the prior written consent of the Parties.

(l) Severability. The provisions of this Termination Agreement will be deemed severable and the invalidity or unenforceability of any provision herein will not affect the validity or enforceability of the other provisions hereof; provided, that if any provision of this Termination Agreement, as applied to any Party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the Parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(m) Expenses. Each of the Parties will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Termination Agreement, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

(n) Construction. The Parties hereto have participated jointly in the negotiation and drafting of this Termination Agreement. If an ambiguity or question of intent or interpretation arises, this Termination Agreement will be construed as if drafted jointly by the Parties hereto and no presumption or burden of proof will arise favoring or disfavoring any Party hereto because of the authorship of any provision of this Termination Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Termination Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Termination Agreement as a whole and not to any particular subdivision unless expressly so limited. The Parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any Party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such Party hereto has not breached will not detract from or mitigate the fact that such Party hereto is in breach of the first representation, warranty, or covenant.

(o) Waiver. No waiver by any Party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have executed this Termination Agreement as of the date first written above.

PAYEE:

/s/ Michael Blitzer
Name:	Michael Blitzer

Address for Notices: 1680 Michigan Avenue, Suite 700,
#1016, Miami Beach, FL 33139
Floor New York NY 10022 USA
Attn: Michael Blitzer, Chief Investment Officer
E-mail: blitzer@kingstowncapital.com

MAKER:

INFLECTION POINT ACQUISITION CORP. II

By:	/s/ Peter Ondishin
Name:	Peter Ondishin
Title:	Chief Financial Officer

Address for Notices: 167 Madison Avenue, Suite 205 #1017 Floor New York NY 10016 USA Attn: Peter Ondishin, Chief Financial Officer E-mail: peter@inflectionpointacquisition.com

With a copy to (which shall not constitute notice): White & Case LLP 1221 Avenue of the Americas New York, New York 10020 Attn.: Joel Rubinstein Email: joel.rubinstein@whitecase.com

[Signature Page to Termination Agreement]